                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) April 2, 2002
                                                 -------------

                                      UICI
             (Exact name of registrant as specified in its charter)


                  Delaware                            001-14953                75-2044750
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(State or other jurisdiction of incorporation      (Commission File           (IRS Employer
              or organization)                         Number)              Identification No.)

4001 McEwen Drive, Suite 200, Dallas, Texas                                       75244
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  (Address of principal executive offices)                                      (Zip Code)


Registrant's telephone number, including area code:  (972) 392-6700
                                                     --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

    SUN LITIGATION

        As previously disclosed, UICI and Ronald L. Jensen (the Company's Chairman) are parties to litigation (Sun Communications, Inc. v. SunTech Processing Systems, LLC, UICI, Ronald L. Jensen, et al) (the "Sun Litigation") with a third party concerning the distribution of the cash proceeds from the sale and liquidation of SunTech Processing Systems, LLC ("STP") assets in February 1998.

        Effective April 2, 2002, the Company and Mr. Jensen entered into an Assignment and Release Agreement, which is intended to effectively transfer the Company's 80% interest in STP to Mr. Jensen and to terminate the Company's active participation in, and limit the Company's financial exposure associated with, the Sun Litigation. In accordance with the terms of the Assignment and Release Agreement, on April 2, 2002 Mr. Jensen made a total payment to UICI of $15.6 million and granted to UICI various indemnities against possible losses which UICI might incur resulting from the Sun Litigation, including (i) any losses arising from the breach of fiduciary duty claim asserted by Sun against the Company and Sun's related claim for attorneys' fees, (ii) Sun's claim for attorneys' fees arising out of the distribution issue in the Sun Litigation, and (iii) all other claims of any nature asserted by Sun against the Company in the Sun Litigation arising out of or relating directly to the March 1997 agreement governing the distribution of cash proceeds from the sale and liquidation of STP. In exchange therefor, (i) UICI assigned to Mr. Jensen all of UICI's right, title and interest to the funds held in the registry of the Court in the Sun Litigation and released Mr. Jensen from any and all obligations arising under the Jensen 1996 Guaranty and the Assurance Agreement; (ii) UICI granted to Mr. Jensen an option, exercisable at a nominal exercise price, to transfer to Mr. Jensen UICI's 80% interest in STP; and (iii) UICI granted to Mr. Jensen an irrevocable proxy to vote UICI's membership interest in STP on all matters coming before the members of STP for a vote.

    SHAREHOLDER DERIVATIVE LITIGATION

        As previously disclosed, on June 1, 1999, the Company was named as a nominal defendant in a shareholder derivative action captioned Richard Schappel v. UICI, Ronald Jensen, Richard Estell, Vernon Woelke, J. Michael Jaynes, Gary Friedman, John Allen, Charles T. Prater, Richard Mockler and Robert B. Vlach, which was filed in the District Court of Dallas County, Texas (the "Shareholder Derivative Litigation").

        On December 21, 2001, the District Court of Dallas County, Texas, approved the terms of a Settlement Agreement and Mutual Release between UICI and each of Richard J. Estell, Vernon Woelke, J. Michael Jaynes, Gary L. Friedman, John E. Allen, Charles T. Prater, Richard T. Mockler, and Robert
    B. Vlach (collectively, the "Individual Defendants"), on the one hand, and Richard Schappel and Mr. Schappel's counsel, on the other hand. Pursuant to the Settlement Agreement, the parties reached agreement with respect to the payment of attorneys' fees and expenses on termination of the Shareholder Derivative Action, and the Court also entered a Modified Final Judgment in the case, vacating certain findings of fact that formed a part of an earlier ruling by the Court rendered on October 14, 2001. The Settlement Agreement and the Modified Final Judgment had the effect of fully and finally resolving the matters in dispute in the Shareholder Derivative Litigation between UICI and the Individual Defendants, on the one hand, and Mr. Schappel, on the other hand. The terms of the settlement did not have a material effect on the results of operations or financial condition of UICI.

        In accordance with the terms of a Release Agreement, dated as of April 2, 2002, the Company has agreed to release Mr. Jensen from any and all claims that the derivative plaintiff in the Shareholder Derivative Litigation brought or could have brought against Mr. Jensen on behalf of UICI in the Shareholder Derivative Litigation, and Mr. Jensen agreed to waive and release UICI from any obligation to indemnify Mr. Jensen for any future costs and/or out-of-pocket expenses associated with any claims that the derivative plaintiff brought or could have brought against Mr. Jensen in the Shareholder Derivative Litigation.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

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Certain statements in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. Recently, large physician practice management companies have experienced extreme financial difficulties, including bankruptcy, which may subject the Company to increased credit risk related to provider groups and cause the Company to incur duplicative claims expense. In addition, the Company faces competitive pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

The Company's Academic Management Services Corp. business could be adversely affected by changes in the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder may adversely impact the education credit market. In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              UICI
                                                    ---------------------------
                                                    (Registrant)

Date     April 2, 2002                 By       /s/ Matthew R. Cassell
     ----------------------                ------------------------------------
                                                    Matthew R. Cassell
                                                    Vice President and Chief
                                                    Financial Officer